ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of May 30, 1997, by and between WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust ("Assignor"), and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Assignee").

                             W I T N E S S E T H:

     For valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

     1.   Assignment and Assumption.

          a. Assignor hereby assigns and transfers to Assignee all right, title and interest of Assignor in, to and under (i) that certain Bond Pledge and Security Agreement, dated as of December 1, 1995, by and between Assignor, Palomino Park Public Improvements Corporation, a Colorado nonprofit corporation (the "Bond Issuer"), Dresdner Bank AG, New York Branch, a banking corporation organized under the laws of The Federal Republic of German, operating through its New York Branch (the "Bank"), and United States Trust Company of New York, a trust company organized under the laws of the State of New York, as Trustee (the "Trustee") (the "Pledge Agreement"), (ii) that certain Letter of Credit Reimbursement Agreement, dated as of December 1, 1995, between Assignor, the Bank and the Bond Issuer, together with all amendments, modifications and supplements thereto (the Reimbursement Agreement"), (iii) that certain Promissory Note, dated as of December 1, 1995, from the Assignor to the Bank (the "Wellsford Note") (iv) that certain Promissory Note, dated as of December 1, 1995, from the Bond Issuer to the Assignor (the "Issuer Note"), (v) that certain Wellsford Bond Pledge and Security Agreement, dated as of December 1, 1995, by and between Assignor, the Bond Issuer and the Trustee (the "Wellsford Pledge Agreement"), (vi) that certain Reimbursement Agreement, dated as of December 1, 1995, between Assignor and the Bond Issuer, together with all amendments, modifications and supplements thereto (the "Wellsford Reimbursement Agreement"), (vii) that certain Public Improvements Assessment and Lien, dated as of December 1, 1995, including all amendments and modifications thereto (the "Assessment and Lien"), by and between the Bond Issuer and Park at Highlands LLC, a limited liability company organized under the laws of the State of Colorado (the "Developer"), (viii) the Assessment Agreement, dated as of December 1, 1995, together with all amendments, modifications and supplements thereto (the "Assessment Agreement"), by and between the Developer and the Bond Issuer, and (ix) that certain Trust Indenture, dated as of December 1, 1995, by and between the Bond Issuer and United States Trust Company of New York, as Trustee, ((i), (ii), (iii), (iv),
     (v), (vi), (vii), (viii) and (ix), collectively, the "Conveyed
     Property").

          b. Assignee hereby accepts the foregoing assignment, and (i) confirms that it shall be deemed to be a party to the Reimbursement Agreement, the Pledge Agreement, the Wellsford Pledge Agreement, the Wellsford Reimbursement Agreement and the Wellsford Note, and (ii) agrees to be bound by all of the terms of, and to undertake all of the obligations of the Assignor contained in the Reimbursement Agreement, the Pledge Agreement, the Wellsford Note, the Wellsford Reimbursement Agreement and the Wellsford Pledge Agreement.

     The execution and delivery of this Assignment shall constitute an acknowledgment and agreement by each of the parties hereto (i) that each intends that the transfer, assignment and conveyance herein contemplated constitute an absolute assignment by the Assignor of its interest in the Conveyed Property, conveying good title in such Conveyed Property free and clear of any liens, and that such interest shall not be a part of the Assignor's estate in the event of the bankruptcy or the occurrence of another similar event of, or with respect to, the Assignor, (ii) that each consents to such assignment by the Assignor of its rights under the Conveyed Property and the assumption by the Assignee of the obligations of Assignor thereunder, and
(iii) that Assignor is and shall be relieved of all liabilities arising pursuant to and in accordance with the Reimbursement Agreement, the Pledge Agreement, the Wellsford Note, the Wellsford Reimbursement Agreement and the Wellsford Pledge Agreement.

     2. Further Assurances. The parties shall promptly execute and deliver any additional instruments or documents which may be reasonably necessary to evidence or better effect the assignment contemplated hereby. Notwithstanding the foregoing, nothing in this Assignment shall be construed as requiring any party to the Assignment to incur liabilities or obligations other than with respect to liabilities and obligations arising specifically described in the Conveyed Property.

     3. Counterparts. This Assignment may be executed in any number of counterparts and by each party on a separate counterpart or counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     4. Governing Law. This Assignment shall be deemed to be an agreement made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with such laws.

     5. Binding Effect. This Assignment shall be binding upon and inure to the benefit of each of the parties and its successors and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first hereinabove written.

                              ASSIGNOR:

                              WELLSFORD REAL ESTATE
                              INVESTMENT TRUST


                              By:/s/ David M. Strong
                            -----------------------------
                              Name:  David M. Strong
                              Title: Vice President



                              ASSIGNEE:

                              WELLSFORD REAL PROPERTY, INC.


                              By:  /s/ David M. Strong
                            ------------------------------
                              Name:  David M. Strong
                              Title: Vice President